Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Quantum-Si Incorporated
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.0001 per share	457(c) and 457(h)	3,000,000	$3.345	$10,035,000	$0.00011020	$1,105.857
Total Offering Amounts					$10,035,000		$1,105.857
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$1,105.857

(1)
The number of shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Quantum-Si Incorporated (the “Registrant”) stated above consists of shares of Class A common stock available for issuance under the Quantum-Si Incorporated 2023 Inducement Equity Incentive Plan (the “Inducement Plan”). The maximum number of shares which may be sold upon the exercise of options or issuance of stock-based awards granted under the Inducement Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Inducement Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the Inducement Plan are based on the average of the high and the low price of Registrant’s Class A common stock as reported on The Nasdaq Global Market as of a date (July 18, 2023) within five business days prior to filing this Registration Statement.